Exhibit  10.33

                         GIBRALTAR PACKAGING GROUP, INC.

                       1998 STOCK APPRECIATION RIGHTS PLAN


      1. Name. The name of this plan is the Gibraltar Packaging Group, Inc. 1998 Stock Appreciation Rights Plan (the "Plan"). The purpose of the Plan is to afford an incentive to key employees of Gibraltar Packaging Group, Inc. (the "Company") and its affiliated corporations and to enable the Company and its affiliated corporations to retain and attract personnel of the highest caliber who by their position, ability and diligence are able to make important contributions to the Company's success.

      2.    Definitions.

            a. "Cause" means, solely for purposes of this Plan, the termination of a grantee's employment with the Company because of (i) final conviction of grantee of a felony under the laws of the United States or any state thereof which results or was intended to result directly or indirectly in gain or personal enrichment by grantee at the expense of the Company, (ii) participation by grantee as an employee, officer or holder of more than five percent of the equity in any business engaged in activities in direct competition with the Company without the prior written consent of the Company, or (iii) willful misconduct.

            b. "Committee" means the Compensation Committee of the Board of Directors of the Company.

            c.    "Common Stock" means the common stock of the Company.

            d.    "Share Unit" means the equivalent of one share of Common
                  Stock.

            e. "Initial Value" means the value of a share of Common Stock on the date an award of Share Units is made as determined by the Committee in the exercise of its sole discretion.

            f. "Maturity Date" means the date the Committee specifies as the date on which an account or accounts shall be valued.

            g. "Maturity Value" means for the purposes of this 1998 Stock Appreciation Rights Plan the value of each share of the Common Stock determined as the closing price per share of the Common Stock on the NASDAQ national market system, or such other
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                  national securities exchange or association on which the Stock is then listed (the "Exchange"), as provided in accordance with the terms of the award or awards of Share Units.

            h. "Dividend Unit" means the equivalent number of shares of Common Stock paid or made by the Company with respect to a share of its Common Stock.

            i.    "Units" means Share Units and Dividend Units collectively.

            j.    "Unit Value" is defined in Section 6 below.

            k. "Change in Control" means the occurrence of any of the following events:

                         i. If there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity that results from the participation of The Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                        ii. If the stockholders of The Company approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which The Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                        iii. If the stockholders of The Company approve a plan for the sale, lease, exchange, transfer, assignment or other disposition of all or substantially all the property and assets of The Company (unless such plan is subsequently abandoned).

      3. Administration of Plan. This Plan shall be administered by the Committee, or by such other committee composed of members of the Board of Directors as may be designated by the Board. The Committee is authorized to interpret the terms and provisions of the Plan and to adopt such rules and regulations for the administration of the Plan as it may deem advisable. Members of the Committee are not eligible to participate in this Plan.
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      4. Eligibility. Share Units shall be granted only to persons who at the time of the grant are key employees of the Company or its affiliates (including officers, but excluding directors who are not regular employees). No member of the Committee, while serving as such, shall be eligible to receive Share Units under this Plan. While all such employees are eligible to be considered for the receipt of Share Units, it is contemplated that only those employees who perform services of special importance to the Company and its affiliated corporations in the management, operation, and development of the business will be selected to receive Share Units. Subject to the terms, provisions and conditions of this Plan, the Committee is hereby authorized to: (a) select the employees to be granted Share Units (it being understood that more than one award may be granted to the same person); (b) determine the number of Share Units covered by each grant; (c) determine the time or times when Share Units will be granted; (d) determine the time or times when, and the conditions under which, amounts may become payable with respect to Share Units within the limits stated in this Plan; and (e) prescribe the form, which shall be consistent with this Plan, of the instruments evidencing any Share Units granted under this Plan.

      5. Share Unit Accounts. The Company shall record in an account with respect to each grantee the number of Share Units awarded to such grantee and the Initial Value thereof. A separate account shall be maintained with respect to each award of Share Units to each grantee. Whenever the Company shall pay any dividend in Common Stock upon issued and outstanding Common Stock there shall be credited to the account or accounts of each grantee such number of Dividend Units as would be allocable to the Units then credited to such account or accounts if the grantee had actually owned the number of shares of Common Stock represented by the Units. No adjustment will be made to the account or accounts of grantees on distributions on its Common Stock except as provided for herein.

      6. Valuation of Units. The amount to be paid to the grantee with respect to any account established in his or her name under this Plan shall be determined on the Maturity Date with respect to such account, shall be calculated only with respect to Units included in such account that have vested in accordance with the terms of the award or awards of Share Units, and shall consist of the sum of (a) the excess, if any, of the Maturity Value over the Initial Value of all Share Units included in such account and (b) the Maturity Value of all Dividend Units included in such account, less any amount which the Company is required to withhold with respect to such payment under the then applicable provisions of the Internal Revenue Code or state or local income tax laws (the "Unit Value"). Payment shall be made wholly in cash in accordance with the terms of the award or awards of Share Units.

      7. Payment of Unit Value. Payment of the Unit Value shall be made in accordance with the terms of the award or awards of Share Units.

      8. Termination of Employment. If a grantee's employment with the Company is terminated by (i) the retirement of grantee, (ii) the death of grantee, (iii) the mental or physical disability of grantee as determined by a medical doctor satisfactory to
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the Committee, (iv) choice of the grantee, or (v) by the Company for other than
Cause, then the Maturity Date shall be the date of termination. If a grantee's employment with the Company is terminated by the Company for Cause, then the award of Share Units to the grantee shall become void on the date of termination.

      9. Right of Company to Terminate Employment. Nothing contained in the Plan or in any grant pursuant to the Plan shall interfere in any way with the right of the Company or a subsidiary to terminate the employment of the grantee at any time for any reason or for no reason.

      10. Nontransferability. No amounts payable under this Plan shall be transferable by the grantee other than by will or by the laws of descent and distribution.

      11. Changes in Stock and Conversion Rights. In the event that (a) the number of outstanding shares of Common Stock shall be changed by reason of split-ups, combinations of shares, recapitalizations, stock dividends or otherwise, or (b) the Common Stock is converted into or exchanged for other shares as a result of any merger or consolidation (including a sale of assets) or other recapitalization, the number of Units then credited to the account or accounts of any grantee and the Initial Value of all Share Units included therein shall be appropriately adjusted so as to reflect such change. Persons participating in the Plan shall be vested in all Units in their account and to be paid the full Maturity Value of such Units upon occurrence

      12. Amendments to Plan. The Board of Directors may at any time terminate or from time to time amend, modify, or suspend this Plan, provided that no such action shall adversely affect any right or obligation with respect to any award previously granted.

      13. Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Ohio.

      14. Effective Date. This Plan shall be effective as of November 30, 1998.